UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2007

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	32-0064979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370, South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Hana Biosciences, Inc. (the “Company”) is a party to a license agreement dated December 19, 2002 (the “License Agreement”), pursuant to which the Dana-Farber Cancer Institute, Inc. and Ash Steven, Inc. (together, the “Licensors”) granted to the Company an exclusive license to patents relating to the Company’s drug candidate Talvesta (talotrexin). On November 8, 2007, the Company provided notice of termination of the License Agreement to the Licensors, which termination will be effective 90 days from such notice. The Company’s termination of the License Agreement was based on its decision to discontinue the development of Talvesta as a result of the significant expense required in order for the Company to resume the clinical evaluation of this product candidate. The material terms of the License Agreement have been previously disclosed under “Item 1. DESCRIPTION OF BUSINESS - License Agreements - Talvesta” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference herein. There are no early termination penalties that will be payable by the Company in connection with the termination of the License Agreement. Other than with respect to the License Agreement, the Company has no material relationship with the Licensors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: November 15, 2007	By:	/s/ John P. Iparraguirre
John P. Iparraguirre Vice President, Chief Financial Officer